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Exhibit 14.1

The Board of Directors
Autonomy Corporation Plc
Cambridge Business Park
Cowley Road
Cambridge
CB4 0WZ

April 20, 2004

Dear Sirs,

Re: Consent to inclusion of our Audit Opinion

        We consent to the incorporation by reference of our audit report dated April 14, 2004, in the Registration Statement of Autonomy Corporation Plc, Form S-8 (Registration number 333-109842) dated October 20, 2003, appearing in the annual report on Form 20-F for the year ended December 31, 2003.

Yours faithfully

Deloitte and Touche LLP

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  Exhibit 14.1